Exhibit 8.1

November 6, 2003

MarketWatch.com, Inc.

825 Battery Street

San Francisco CA 94111

Ladies and Gentlemen:

We have acted as counsel to MarketWatch.com, Inc., a Delaware corporation (“MarketWatch”), in connection with the preparation and execution of the Agreement and Plan of Merger (the “Agreement”), entered into as of July 22, 2003, by and among MarketWatch, NMP, Inc., a Delaware corporation (“Holdco”), Pinnacor Inc., a Delaware corporation (“Pinnacor”), Maple Merger Sub, Inc., a Delaware corporation (“Maple Merger Sub”) and a direct and wholly-owned subsidiary of Holdco, and Pine Merger Sub, Inc., a Delaware corporation (“Pine Merger Sub”) and a direct wholly owned subsidiary of Holdco. Pursuant to the Agreement, (i) Maple Merger Sub will merge with and into MarketWatch, with MarketWatch surviving (the “MarketWatch Merger”) and (ii) Pine Merger Sub will merge with and into Pinnacor, with Pinnacor surviving (the “Pinnacor Merger” and, together with the MarketWatch Merger, the “Merger”).

The Merger is described in the Registration Statement of Holdco on Form S-4 (Form No. 333-108282), as amended through the date hereof (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement includes the joint proxy statement and prospectus of Holdco, MarketWatch and Pinnacor (the “Proxy Statement/Prospectus”). Unless otherwise indicated, any capitalized terms used herein and not otherwise defined have the meaning ascribed to them in the Registration Statement.

MarketWatch.com, Inc.

November 6, 2003

In that connection, we have reviewed the Agreement, the Registration Statement and such other materials as we have deemed necessary or appropriate for purposes of this opinion. In addition, we have assumed (i) that the Merger will be consummated in the manner contemplated by the Registration Statement and in accordance with the Agreement, without waiver or modification of the material terms and conditions thereof; (ii) the truth and accuracy, on the date of the Agreement and on the date hereof, of the representations and warranties made by Holdco, MarketWatch, Pinnacor, Maple Merger Sub and Pine Merger Sub in the Agreement; and (iii) that any representation in the Agreement made “to the knowledge” or similarly qualified is correct without such qualification.

Subject to the limitations, assumptions and qualifications set forth herein and in the discussion contained in the Proxy Statement/Prospectus under the heading “The Merger—Material United States Federal Income Tax Consequences of the Merger,” to the extent that such discussion relates to matters of United States federal income tax law applicable to MarketWatch and the MarketWatch shareholders, it constitutes our opinion to you as to the material United States federal income tax consequences of the Merger. Because this opinion is being delivered prior to the Effective Time of the Merger, it must be considered prospective and dependent on future events. There can be no assurance that changes in the law will not take place that could affect the U.S. federal income tax consequences of the Merger or that contrary positions may not be taken by the Internal Revenue Service.

This opinion is being furnished in connection with the Registration Statement. We hereby consent to the use of our name under the headings “The Merger—Material United States Federal Income Tax Consequences of the Merger” and “Legal Matters” in the Proxy Statement/Prospectus and to the filing of this opinion as an Exhibit to the Registration Statement. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder, nor do we thereby admit that we are experts with respect to any part of the Registration Statement within the meaning of the term “experts” as used in the Securities Act or the rules and regulations of the Commission promulgated thereunder.

                  Very truly yours,

/s/ MORRISON & FOERSTER LLP

Morrison & Foerster LLP